                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                       OHIO STATE FINANCIAL SERVICES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

       1) Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:
          ------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ---------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------
       5) Total fee paid:
          ---------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:
          ---------------------------------------------
       2) Form, Schedule or Registration Statement No.:
          ---------------------------------------------
       3) Filing Party:
          ---------------------------------------------
       4) Date Filed:
          ---------------------------------------------

                       OHIO STATE FINANCIAL SERVICES, INC.
                                 435 MAIN STREET
                             BRIDGEPORT, OHIO 43912
                                 (740) 635-0764

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the 1999 Annual Meeting of Shareholders of Ohio State Financial Services, Inc. ("OSFS") will be held at the McClure Hotel, 1200 Market Street, Wheeling, West Virginia 26003, on April 21, 1999, at 1:00 p.m., local time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.       To elect five directors of OSFS for terms expiring in 2000;

2. To approve the amendments to the Ohio State Financial Services, Inc. 1998 Stock Option and Incentive Plan, to provide for the acceleration of the vesting of options following a change of control of OSFS or Bridgeport Savings and Loan Association and to reduce the vesting period of options from five years to three years;

3. To approve the amendment to the Bridgeport Savings and Loan Association Recognition and Retention Plan and Trust Agreement to provide for the acceleration of the vesting of awards following a change of control of OSFS or Bridgeport Savings and Loan Association,

4. To ratify the selection of S. R. Snodgrass, A.C. as the auditors of OSFS for the current fiscal year; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of OSFS of record at the close of business on February 26, 1999, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                              By Order of the Board of Directors





Bridgeport, Ohio                              Jon W. Letzkus
March 19, 1999

                       OHIO STATE FINANCIAL SERVICES, INC.
                                 435 MAIN STREET
                             BRIDGEPORT, OHIO 43912
                                 (740) 635-0764

                                 PROXY STATEMENT

                                     PROXIES

         The enclosed proxy (the "Proxy") is solicited by the Board of Directors of Ohio State Financial Services, Inc. ("OSFS") for use at the 1999 Annual Meeting of Shareholders of OSFS to be held at the McClure Hotel, 1200 Market Street, Wheeling, West Virginia 26003, on April 21, 1999, at 1:00 p.m., local time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by executing a later dated proxy which is received by OSFS before the Proxy is exercised or by giving notice of revocation to OSFS in writing or in open meeting before the Proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke the Proxy.

         Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

         FOR the reelection of John O. Costine, Anton M. Godez, Jon W. Letzkus, William E. Reline and Manuel C. Thomas as directors of OSFS for terms expiring in 2000;

         FOR the approval of the amendments to the Ohio State Financial Services, Inc. 1998 Stock Option and Incentive Plan (the "Stock Option Plan"), to provide for the acceleration of the vesting of options following a change of control of OSFS or Bridgeport Savings and Loan Association ("Bridgeport") and to reduce the vesting period of options from five years to three years;

         FOR the approval of the amendment to the Bridgeport Savings and Loan Association Recognition and Retention Plan and Trust Agreement (the "RRP") to provide for the acceleration of the vesting of awards following a change of control of OSFS or Bridgeport; and

         FOR the ratification of the selection of S. R. Snodgrass, A.C. ("S.R. Snodgrass") as the auditors of OSFS for the current fiscal year.

         The Proxies may be solicited by the directors, officers and other employees of OSFS and Bridgeport, in person or by telephone, telegraph or mail only for use at the Annual Meeting. The Proxy will not be used for any other meeting. The cost of soliciting the Proxies will be borne by OSFS.

         Only shareholders of record as of the close of business on February 26, 1999 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned. The records of OSFS disclose that, as of the Voting Record Date, there were 572,337 votes entitled to be cast at the Annual Meeting.

         This Proxy Statement is first being mailed to shareholders of OSFS on or about March 19, 1999.

                                  VOTE REQUIRED

ELECTION OF DIRECTORS

         Under Ohio law and the Code of Regulations of OSFS (the "Regulations"), the five nominees receiving the greatest number of votes will be elected as directors. Shares held by a nominee for a beneficial owner which are represented in person or by proxy but not voted with respect to the election of directors and shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified on the Proxy.

APPROVAL OF THE AMENDMENTS TO THE STOCK OPTION PLAN AND THE RRP

         The affirmative vote of a majority of the outstanding common shares of OSFS is necessary to approve the amendments to the Stock Option Plan and the RRP. Under Ohio law, shares held by a nominee for a beneficial owner which are represented in person or by proxy but not voted with respect to such proposals ("non-votes") are counted as present. The effect of an abstention or a non-vote is the same as a vote against the approval of the amendments. If the accompanying Proxy is signed and dated by the shareholder but no vote or instruction to abstain is specified thereon, however, the shares held by such shareholder will be voted FOR the approval of the amendments to the Stock Option Plan and the RRP.

RATIFICATION OF SELECTION OF AUDITORS

         The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of S.R. Snodgrass as the auditors of OSFS for the current fiscal year. The effect of an abstention or a non-vote is the same as a vote against ratification. If the accompanying Proxy is signed and dated by the shareholder but no vote or instruction to abstain is specified thereon, however, the shares held by such shareholder will be voted FOR the ratification of the selection of S.R. Snodgrass as the auditors of OSFS for the current fiscal year.


              VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the only person known to OSFS to own beneficially more than five percent of the outstanding common shares of OSFS as of March 1, 1999:

                                                           Amount and Nature of                      Percent of
Name and Address                                           Beneficial Ownership                  Shares Outstanding
----------------                                           --------------------                  ------------------
Ohio State Financial Services, Inc.
Employee Stock Ownership Plan
435 Main Street
Bridgeport, Ohio  43912                                         58,353 (1)                             10.2%

Jerome H. and Sarah B. Davis
c/o David M. Perlmutter, Esq.
200 Park Avenue, Suite 4515
New York, New York  10166                                       48,500 (2)                              8.5%

Jeffrey L. Gendell
200 Park Avenue
Suite 3900
New York, New York 10166                                        39,300 (3)                              6.9%

Jon W. Letzkus (4)                                              45,839 (5)                              8.0%

William E. Reline (4)                                           31,255 (6)                              5.5%

---------------------------

(1) Consists of the shares held by First Bankers Trust Company, N.A., as the Trustee for the Ohio State Financial Services, Inc. Employee Stock Ownership Plan (the "ESOP"). The Trustee has sole voting power over 51,573 unallocated shares. The Trustee has limited shared investment power over all ESOP shares.

(2) Based on a Schedule 13D filed with the Securities and Exchange Commission (the "SEC") by Jerome H. and Sarah B. Davis. Mr. Davis reports sole voting and dispositive power over 18,000 of the reported shares and Mr. and Ms. Davis report shared voting and dispositive power over the remaining 30,500 shares.

(3) Based on a Schedule 13D filed with the SEC by Jeffrey L. Gendell ("Gendell"), Tontine Financial Partners, L.P., a Delaware limited partnership ("Tontine"), and Tontine Management L.L.C., a Delaware limited liability company ("TM"). Gendell, TM and Tontine report shared voting and dispositive power over the reported shares.

(Footnotes continued on next page)

(4)      This person may be contacted at the address of OSFS.

(5) Mr. Letzkus has sole voting power over 18,440 shares which include 3,171 shares that may be acquired upon the exercise of an option awarded pursuant to the Stock Option Plan and 1,269 shares which are expected to vest in the next 60 days pursuant to the RRP. Mr. Letzkus has sole voting and shared investment power over 2,032 shares allocated to his ESOP account and shared voting and investment power over 25,367 shares as a Trustee of the RRP.

(6) Mr. Reline has sole voting power over 5,888 shares which include 634 shares that may be acquired upon the exercise of an option awarded pursuant to the Stock Option Plan and 254 shares which are expected to vest in the next 60 days pursuant to the RRP. Mr. Reline has shared voting and investment power over 25,367 shares as a Trustee of the RRP.

         The following table sets forth information regarding the number of common shares of OSFS beneficially owned by each director and by all directors and executive officers of OSFS as a group as of March 1, 1999:

                                                 Amount and nature of beneficial ownership
                                               -------------------------------------------
                                                Sole voting and           Shared voting and              Percent of
Name and address (1)                           investment power           investment power           shares outstanding
--------------------                           ----------------           ----------------           ------------------
John O. Costine                                      888 (2)                 27,367 (3)                      4.9%
Anton M. Godez                                     7,888 (2)                  7,000                          2.6
Jon W. Letzkus                                    18,440 (4)                 27,399 (3)(5)                   8.0
William E. Reline                                  5,888 (2)                 23,367 (3)                      5.5
Manuel C. Thomas                                  14,888 (2)                     --                          2.6
All directors and executive officers of
OSFS as a group (8 people)                        48,310 (6)                 40,023 (7)                     15.2%

-----------------------------

(1) Each of the persons listed in this table may be contacted at the address of OSFS.

(2) Includes 634 shares that may be acquired upon the exercise of options awarded pursuant to Stock Option Plan and 254 shares which are expected to vest in the next 60 days pursuant to the RRP.

(3) Includes 25,367 shares held by the RRP Trust with respect to which Messrs. Costine, Reline and Letzkus have shared voting power as Trustees of the RRP.

(4) Includes 3,171 shares that may be acquired upon the exercise of an option awarded pursuant to the Stock Option Plan and 1,269 shares which are expected to vest in the next 60 days pursuant to the RRP.

(5) Includes 2,032 shares allocated to Mr. Letzkus' ESOP account, with respect to which Mr. Letzkus has voting power.

(Footnotes continued on next page)

(6) Includes 7,609 shares that may be acquired upon the exercise of options awarded pursuant to the Stock Option Plan and 3,098 shares that are expected to vest in the next 60 days pursuant to the RRP.

(7) Includes the 25,367 shares held by the RRP Trust (including the shares held by the RRP Trust but expected to be earned and distributed in the next 60 days, which are also included in the numbers of shares reported to be held by the named individuals) and 3,549 shares allocated to the ESOP accounts of executive officers, with respect to which such executive officers have voting power.


                      PROPOSAL ONE - ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

         The Regulations provide for a Board of Directors consisting of five persons. In accordance with Section 2.03 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors. A nomination by a shareholder must be submitted in writing to the Secretary of OSFS and received by the Secretary not later than the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of OSFS owned either beneficially or of record by each such nominee and the length of time such shares have been so owned.

         The Board of Directors proposes the reelection at the Annual Meeting of the following persons to terms which will expire in 2000:

                                                                            Director of         Director of
                                                                               OSFS             Bridgeport
Name                            Age (1)     Position(s) held                 since (2)            since
----                            -------     ----------------                -----------         ----------
John O. Costine                    74       Director                           1997                1975
Anton M. Godez                     73       Director                           1997                1990
Jon W. Letzkus                     55       Director, President and            1997                1989
                                               Chairman
William E. Reline                  69       Director                           1997                1992
Manuel C. Thomas                   75       Director                           1997                1985

-----------------------------

(1)      As of February 28, 1999.

(2) Each director of OSFS is also a director of Bridgeport and became a director of OSFS in connection with the conversion of Bridgeport from mutual to stock form (the "Conversion") and the formation of OSFS as the holding company for Bridgeport.


         If any nominee is unable to stand for election, any Proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

         JOHN O. COSTINE is a partner in the Costine Law Firm, a general partnership, located in St. Clairsville, Ohio and has practiced law since 1950.

         ANTON M. GODEZ has served as the President of the General Welding Supply Company located in Martins Ferry, Ohio, since 1950.

         JON W. LETZKUS is the President of both OSFS and Bridgeport and is the designated Managing Officer of Bridgeport. Mr. Letzkus joined Bridgeport in September 1980 as a vice president. Mr. Letzkus has served as the President of Bridgeport since 1989.

         WILLIAM E. RELINE retired from Cooper Industries, a mining equipment manufacturing company, in 1989 and has been a consultant to Wheeling Machine Products since 1996.

         MANUEL C. THOMAS has been employed by M. C. Thomas Insurance Agency, Inc. since 1954.

MEETINGS OF DIRECTORS

         The Board of Directors of OSFS met six times for regularly scheduled and special meetings during 1998. Each director of OSFS is also a director of Bridgeport. The Board of Directors of Bridgeport met 25 times for regularly scheduled and special meetings during 1998.

COMMITTEES OF DIRECTORS

         The Board of Directors of OSFS does not currently have any committees. The full Board of Directors of Bridgeport determines compensation for Bridgeport's employees and make decisions regarding employee benefits and related matters. Mr. Letzkus does not participate in discussions regarding his salary.


                               EXECUTIVE OFFICERS

         In addition to Mr. Letzkus, the President of OSFS and Bridgeport, the following persons are executive officers of OSFS:

Name                            Age (1)     Position(s) Held
----                            -------     ----------------
Marianne Doyle                     39       Vice President of OSFS and Assistant Vice President of Bridgeport
Michael P. Eddy                    39       Treasurer and Chief Financial Officer of OSFS and Comptroller of
                                            Bridgeport
Sherri Yarbrough                   31       Secretary of OSFS and Director of Information Systems
                                            Bridgeport

---------------------------------

(1)      As of March 1, 1999.


         MARIANNE DOYLE has served Bridgeport as the Assistant Vice President since 1994 and OSFS as Vice President since 1997.

         MICHAEL P. EDDY has served since 1985 as the Comptroller of Bridgeport and from 1985 to 1994 he also served as the Secretary of Bridgeport. Mr. Eddy has been the Treasurer and Chief Financial Officer of OSFS since 1997.

         SHERRI YARBROUGH has served Bridgeport as the Director of Information Services since 1990 and OSFS as Secretary since 1997.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by Bridgeport to Jon W. Letzkus, the President and Chief Executive Officer of OSFS and Bridgeport, for the fiscal years ended December 31, 1998 and 1997. No executive officer of OSFS earned salary and bonus in excess of $100,000 during 1998.

                           Summary Compensation Table
                           --------------------------

                                        -----------------------------------------------------------------------------------
                                                                                                                 All Other
                                        Annual Compensation              Long term Compensation                Compensation
                                               (1)
-------------------------------------------------------------------------------------------------------
Name and                Year          Salary ($)    Bonus ($)                     Awards
Principal                                                           -----------------------------------
Position                                                             Restricted           Securities
                                                                    Stock Awards          Underlying
                                                                        ($)            Options/SARs (#)
---------------------------------------------------------------------------------------------------------------------------
Jon W. Letzkus
  President and         1998          $80,000 (2)    $3,271          $107,814 (3)         $15,854 (4)           $26,229 (5)
  Chief Executive       1997           73,500        10,075                --                  --                    --
  Officer               1996           70,000         6,024                --                  --                    --

---------------------------------

(1) Does not include amounts attributable to other miscellaneous benefits received by Mr. Letzkus, the cost of which was less than 10% of his compensation.

(2)      Includes directors' fees of $2,750.

(Footnotes continued on next page)

(3) On April 15, 1998, Mr. Letzkus was awarded 6,342 common shares under the RRP. Mr. Letzkus paid no consideration for the RRP shares. The RRP shares will become earned and nonforfeitable at the rate of one-fifth per year on the anniversary of the date of the award, beginning April 15, 1999, assuming continued employment with, or service on the Board of Directors of, Bridgeport. The aggregate market value of the shares awarded to Mr. Letzkus under the RRP on April 15, 1998, determined by reference to the closing bid for shares of OSFS on the OTC Bulletin Board on such date, was $107,814. At December 31, 1998, the aggregate market value of the shares awarded to Mr. Letzkus was $76,104 based on the closing bid of OSFS' common shares. In addition, dividends and other distributions paid on RRP shares and earnings on such dividends and distributions are distributed to Mr. Letzkus according to the vesting schedule.

(4) Represents the number of common shares of the OSFS underlying options granted to Mr. Letzkus under the Stock Option Plan.

(5) Consists of the aggregate value as of December 31, 1998, of the 2,032 shares allocated to Mr. Letzkus' ESOP account and compensation of $1,845 for unused sick time.


STOCK OPTIONS

         The following table sets forth information regarding all grants of options to purchase common shares of OSFS made to Mr. Letzkus during the fiscal year ended December 31, 1998:

                                                         Option/SAR Grants In Last Fiscal Year
                                                                   Individual Grants
                            ----------------------------------------------------------------------------------------------
                                Number of                    % Of Total
                                Securities              Options/SARs  Granted          Exercise or
                            Underlying Options/            to Employees in                 Base
Name                         SARs Granted (#)              1998 Fiscal Year           Price ($/Share)       Expiration Date
----                        -------------------         ---------------------         ---------------       ---------------
Jon W. Letzkus                  15,854 (1)                      35.7%                     $17.375            April 15, 2009

----------------------------

(1) The option was granted on April 15, 1998. If the shareholders approve the amendments to the Stock Option Plan, the option will be exercisable with respect to 5,285 shares on April 15, 1999, 5,285 shares on April 15, 2000, and 5,284 shares on April 15, 2001.

         The following table sets forth information regarding the number and value of unexercised options held by Mr. Letzkus at December 31, 1998:

                                    Aggregated Option/SAR Exercises in Last Fiscal Year and 12/31/98 Option/SAR Values
                                    ----------------------------------------------------------------------------------
                                                                   Number of Securities
                                                                  Underlying Unexercised            Value of Unexercisable
                                Shares                                 Options/SARs at                  "In The Money"
                              Acquired on        Value                   12/31/98(#)                      Options/
Name                          Exercise(#)      Realized($)       Exercisable/Unexercisable          SARs at 6/30/97(#)(1)
----                          -----------      -----------       -------------------------          ---------------------
Jon W . Letzkus                  -0-               N/A                   -0-/15,854                           N/A

---------------------------

(1) On December 31, 1998, the fair market value of the unexercised option shares granted pursuant to the Stock Option Plan did not exceed the per share exercise price of the option.

DIRECTOR COMPENSATION

         Each director of OSFS receives a fee of $500 per quarterly meeting of the Board of Directors. Each director of Bridgeport who is not a full-time employee of Bridgeport receives a fee of $250 per meeting of the Board of Directors attended with three paid absences. OSFS and Bridgeport do not pay committee fees.

EMPLOYMENT AGREEMENT

         Mr. Letzkus and Bridgeport are parties to an employment agreement with an expiration date of 2001 (the "Employment Agreement"). The Employment Agreement provides for a salary of not less than $78,500 and performance reviews by the Board of Directors not less often than annually, at which time the Employment Agreement may be extended for an additional one year. The Employment Agreement also provides for the inclusion of Mr. Letzkus in any formally established employee benefit, bonus, pension, and profit-sharing plans for which senior management personnel are eligible and for vacation and sick leave in accordance with Bridgeport's prevailing policies.

         The Employment Agreement is terminable by Bridgeport at any time. In the event of termination by Bridgeport for "just cause," as defined in the Employment Agreement, Mr. Letzkus has no right to receive any compensation or other benefits for any period after such termination. In the event of termination by Bridgeport other than for just cause, at the end of the term of the Employment Agreement or in connection with a "change of control," as defined in the Employment Agreement, Mr. Letzkus is entitled to a continuation of salary payments for a period of time equal to the term of the Employment Agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the end of the term of the Employment Agreement or the date on which Mr. Letzkus becomes employed full-time by another employer.

         The Employment Agreement also contains provisions with respect to the occurrence within one year of a "change of control" of (1) the termination of employment of Mr. Letzkus for any reason other than just cause, retirement, or termination at the end of the term of the agreement, or (2) a constructive termination resulting from change, without Mr. Letzkus' written consent, in the capacity or circumstances in which Mr. Letzkus is employed or a material reduction in his responsibilities, authority, compensation, or other benefits provided under the Employment Agreement. In the event of any such occurrence, Mr. Letzkus is entitled to payment of an amount equal to two times Mr. Letzkus' annual compensation immediately preceding the termination of his employment. In addition, Mr. Letzkus is entitled to continued coverage under all benefit plans until the earliest of the end of the term of the Employment Agreement or the date on which he is included in another employer's benefit plans as a full-time employee. The maximum which Mr. Letzkus may receive, however, is limited to an amount which will not result in the imposition of a penalty tax under Section 280G(b)(3) of the Code. "Control," as defined in the Employment Agreement, generally refers to the acquisition by any person or entity of the ownership or power to vote 10% or more of the voting stock of Bridgeport or OSFS, the control of the election of a majority of the directors of Bridgeport or OSFS, or the exercise of a controlling influence over the management or policies of Bridgeport or OSFS.


                  PROPOSAL TWO - APPROVAL OF AMENDMENTS TO THE
    OHIO STATE FINANCIAL SERVICES, INC. 1998 STOCK OPTION AND INCENTIVE PLAN

AMENDED STOCK OPTION PLAN

         The Board of Directors of OSFS amended the Stock Option Plan on February 22, 1999, and is presenting the amendments for approval to the OSFS shareholders at the 1999 Annual Meeting. The Stock Option Plan was originally adopted by the shareholders on April 15, 1998. The Board of Directors determined that it was in the best interests of OSFS and Bridgeport to amend the Stock Option Plan to provide for the acceleration of the vesting of options following a change in control of OSFS or Bridgeport and to reduce the vesting period of options from five years to three years.

         As of March 1, 1999, options to purchase 54,540 common shares of OSFS have been granted and 8,877 shares remain available for future grants of options.

         The purposes of the Stock Option Plan include retaining and providing incentives to the directors, managerial and other employees of OSFS and any subsidiary by facilitating the purchase of a stock interest in OSFS.

         The following is a summary of the terms of the Stock Option Plan. Except for the vesting of options, the terms of the Stock Option Plan, as amended, are identical to the terms when the Stock Option Plan was adopted by the OSFS shareholders on April 15, 1998. The amendments to the Stock Option Plan will not alter the exercise price of, or increase the number of shares subject to, any outstanding options. Additionally, the number of shares available for stock option grants will not be changed by the amendments.

         ADMINISTRATION AND ELIGIBILITY. The Stock Option Plan will be administered by a committee composed of at least three directors of OSFS who are not employees of OSFS or any subsidiary of OSFS (the "Stock Option Committee"). The Stock Option Committee may grant options under the Stock Option Plan at such times as it deems most beneficial to OSFS and its subsidiaries on the basis of the individual participant's position, duties and responsibilities, the value of their services to OSFS and any subsidiary and any other factors the Stock Option Committee may deem relevant. Pursuant to the terms of the Stock Option Plan, no employee may receive options to purchase more than 25% of the shares which may be subject to options pursuant to the Stock Option Plan, and directors who are not employees of OSFS or any subsidiary may not receive options to purchase more than 5% of such shares individually or 30% in the aggregate.

         Without further approval of the shareholders, the Board of Directors may at any time terminate the Stock Option Plan or may amend it from time to time in such respects as the Board of Directors may deem advisable, except that the Board of Directors may not, without the approval of the shareholders, make any amendment which would (a) increase the aggregate number of common shares which may be issued under the Stock Option Plan (except for adjustments to reflect certain changes in the capitalization of OSFS), (b) materially modify the requirements as to eligibility for participation in the Stock Option Plan, or (c) materially increase the benefits accruing to participants under the Stock Option Plan. Notwithstanding the foregoing, the Board of Directors may amend the Stock Option Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

         OPTION TERMS. Options granted to the officers and employees under the Stock Option Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be options which do not qualify under Section 422 of the Code ("Non-Qualified Stock Options"). Options granted under the Stock Option Plan to directors who are not employees of OSFS or Bridgeport will be Non-Qualified Stock Options.

         The exercise price of each option granted under the Stock Option Plan will be determined by the Stock Option Committee at the time the option is granted; provided, however, that the exercise price of an option may not be less than 100% of the fair market value of the shares on the date of the grant. In addition, the exercise price of an ISO may not be less than 110% of the fair market value of the shares on the date of the grant if the recipient owns more than 10% of the outstanding common shares of OSFS. The Stock Option Committee will fix the term of each option, except that an ISO will not be exercisable after the expiration of ten years from the date it is granted; provided, however, that if a recipient of an ISO owns a number of shares representing more than 10% of OSFS shares outstanding at the time the ISO is granted, the term of the ISO will not exceed five years. If the fair market value of shares awarded pursuant to ISOs that are exercisable for the first time during any calendar year by a participant under the Stock Option Plan exceeds $100,000, the ISOs will be considered Non-Qualified Stock Options to the extent of such excess.

         Options granted under the original Stock Option Plan and the Stock Option Plan will become exercisable at a rate of one-third on each of the first three anniversaries of the date of the award. An option recipient cannot transfer or assign an option other than by will or in accordance with the laws of descent and distribution. Termination of an option recipient's employment for cause, as defined in the Stock Option Plan, will result in the termination of any outstanding exercisable options. Any options which have not yet become exercisable will terminate upon the resignation, removal or retirement of a director of OSFS or Bridgeport, or upon the termination of employment of an officer or employee of OSFS or Bridgeport. Notwithstanding the foregoing, the Stock Option Plan, as amended, provides that in the event of the death or disability of a recipient or a change in control of OSFS or Bridgeport, options will become fully vested and immediately exercisable.

         OSFS will receive no monetary consideration for the granting of options under the Stock Option Plan. Upon the exercise of options, OSFS will receive payment of cash or, if acceptable to the Stock Option Committee, common shares of OSFS or outstanding awarded stock options. The market value of the common shares underlying the options reserved for the Stock Option Plan, including options which have already been granted, is approximately $753,000, based upon the number of shares reserved, multiplied by the $11.875 per share closing bid of OSFS shares on March 1, 1999, as quoted on the OTC Bulletin Board.

         TAX TREATMENT OF INCENTIVE STOCK OPTIONS. An optionee who is granted an ISO will not recognize taxable income either on the date of grant or on the date of exercise, although the difference between the fair market value of the shares at the time of exercise and the exercise price is a tax preference item potentially subject to the alternative minimum tax.

         Upon disposition of shares acquired from the exercise of an ISO, capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the shares within two years of the date of grant or within one year from the date of the issuance of the shares to the optionee (a "Disqualifying Disposition"), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term, mid-term or long-term capital gain or loss, depending upon the period of time the shares have been held.

         OSFS will not be entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes.

         If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized by the optionee upon delivering previously acquired shares to OSFS, and shares received by the optionee equal in number to the previously acquired common shares exchanged therefor will have the same basis and holding period for long-term or mid-term capital gain purposes as the previously acquired shares. (The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements for avoidance of a Disqualifying Disposition.) Shares received by the optionee in excess of the number of shares previously acquired will have a basis of zero and a holding period which commences as of the date the shares are transferred to the optionee upon exercise of the ISO. If an ISO is exercised using shares previously acquired through the exercise of an ISO, the exchange of such previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         TAX TREATMENT OF NON-QUALIFIED STOCK OPTIONS. A recipient of a Non-Qualified Stock Option does not recognize taxable income on the date of grant of the option, provided that the option does not have a readily ascertainable fair market value at the time it is granted. In general, the optionee must recognize ordinary income at the time of exercise of a Non-Qualified Stock Option in the amount of the difference between the fair market value of the shares on the date of exercise and the option exercise price. The ordinary income recognized will constitute compensation for which tax withholding by OSFS generally will be required. The amount of ordinary income recognized by an optionee will be deductible by OSFS in the year that the optionee recognizes the income if OSFS complies with any applicable withholding requirement.

         If the sale of the shares could subject the optionee to liability under
Section 16(b) of the Securities Exchange Act of 1934, the optionee generally will recognize ordinary income only on the date that the optionee is no longer subject to such liability in an amount equal to the fair market value of the shares on such date less the option exercise price. Nevertheless, the optionee may elect under Section 83(b) of the Code, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise, without regard to the restriction of Section 16(b).

         Shares acquired upon the exercise of a Non-Qualified Stock Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee will recognize long-term capital gain or loss if the optionee has held the shares for more than eighteen months prior to disposition, mid-term capital gain or loss if the optionee has held the shares for at least one year but less than eighteen months prior to disposition, or short-term capital gain or loss if the optionee has held the shares for one year or less prior to disposition.

         If an optionee with a Non-Qualified Stock Option pays the exercise price, in whole or in part, with previously acquired shares, the optionee will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering such previously acquired shares to OSFS. Shares received by an optionee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period as such previously acquired shares. Shares received by an optionee in excess of the number of such previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional shares will commence as of the date of exercise or such other relevant date.

         SHAREHOLDER VOTE. The terms of the Stock Option Plan require that any amendment to the Stock Option Plan which materially increases the benefits accruing to participants must be approved by the shareholders. If shareholders fail to approve the amendments to the Stock Option Plan, the original Stock Option Plan will remain in full force and effect.

         THE BOARD OF DIRECTORS OF OSFS RECOMMENDS THAT THE SHAREHOLDERS OF OSFS APPROVE THE AMENDMENTS TO THE STOCK OPTION PLAN.


          PROPOSAL THREE - APPROVAL OF THE AMENDMENT TO THE BRIDGEPORT
        SAVINGS AND LOAN ASSOCIATION MANAGEMENT RECOGNITION AND RETENTION
                                 PLAN AND TRUST

AMENDED RRP

         GENERAL. The Board of Directors of OSFS amended the RRP on February 22, 1999, and is presenting the amendments for approval by the OSFS shareholders at the 1999 Annual Meeting. The RRP was originally adopted by the shareholders on April 15, 1998. The Board of Directors determined that it was in the best interests of OSFS and Bridgeport to amend the RRP to provide for the acceleration of the vesting of RRP awards following a change in control of OSFS or Bridgeport.

         As of March 31, 1999, awards for 21,940 common shares of OSFS have been granted to directors and employees of Bridgeport and 3,427 common shares remain available for future awards.

         Bridgeport has adopted the RRP to compensate its directors and employees for services to OSFS and Bridgeport in a manner which will provide these persons with an additional incentive to strive for the success of Bridgeport and OSFS. Bridgeport has contributed sufficient funds to enable the RRP to purchase up to 25,367 shares of OSFS.

         The following is a summary of the terms of the RRP. Except for the vesting of awards, the terms of the RRP, as amended, are identical to the terms when the RRP was adopted by the OSFS shareholders on April 15, 1998. The amendment to the RRP will not increase the number of shares subject to any outstanding RRP awards. Additionally, the number of shares available for awards will not be changed by the amendment.

         ADMINISTRATION AND ELIGIBILITY. The RRP will be administered by a committee composed of at least three directors of Bridgeport (the "RRP Committee"). The RRP Committee will determine which directors and employees of Bridgeport and OSFS will be awarded shares under the RRP and the number of shares awarded; provided, however, that the terms of the RRP provide that the aggregate number of shares covered by awards to any one employee may not exceed 25% of the shares held pursuant to the RRP and directors who are not employees of Bridgeport may not receive more than 5% of such shares individually or 30% in the aggregate.

         TERMS. Unless the RRP Committee specifically states a longer period of time when an award of shares is made, one-fifth of such shares will become earned and non-forfeitable on each of the first five anniversaries of the date of the award. Until shares awarded are earned by the participant, such shares will be forfeited in the event that the participant ceases to be either a director or an employee of Bridgeport, except that in the event of the death or disability of a participant all of the participant's awarded shares will be deemed to be earned and nonforfeitable.

         The shares, together with any cash dividends or distributions paid thereon, will be distributed as soon as practicable after they are earned. A participant may direct the voting of all shares which have been earned but have not yet been distributed to him or her. Shares that have been awarded, but not earned, may not be transferred.

         TAX TREATMENT OF SHARES AWARDED UNDER THE RRP. Persons receiving shares under the RRP generally will not recognize income upon the award of such shares, but will recognize ordinary income when and to the extent the restrictions on such shares lapse, in an amount equal to the fair market value of the shares at the time such restrictions lapse plus the amount of any dividends distributed to the participant with respect to such shares. If applicable withholding requirements are satisfied, Bridgeport will be entitled to a deduction each year in an amount equal to the income, if any, recognized by participants for such year.

         Under Section 83(b) of the Code, a participant may elect, within 30 days after the shares are awarded, to recognize ordinary income on the date the shares are awarded based on the fair market value of the shares on such date. If the election is made, Bridgeport would be entitled to a deduction for an equivalent amount. A participant making such an election will have a tax basis in the shares equal to the amount of ordinary income recognized, and the participant's holding period for capital gains purposes for such shares will commence on the date the shares are awarded. If a Section 83(b) election is made, however, and the shares are subsequently forfeited, the participant will not be entitled to either a deduction of the amount previously recognized as income with respect to such shares or a refund of any tax paid thereon.

         THE BOARD OF DIRECTORS OF OSFS RECOMMENDS THAT THE SHAREHOLDERS OF OSFS APPROVE THE AMENDMENTS TO THE RRP.


              PROPOSAL TWO - RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected S. R. Snodgrass as the auditors of OSFS for the current fiscal year and recommends that the shareholders ratify the selection. Management expects that a representative of S. R. Snodgrass will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

         Any proposals of shareholders intended to be included in the proxy statement of OSFS for the 2000 Annual Meeting of Shareholders should be sent to OSFS by certified mail and must be received by OSFS not later than November 19, 1999. Any proposals of shareholders to be presented at the 2000 Annual Meeting but which are not included in the proxy materials related to that meeting, must be received by February 2, 2000, or else the proxies designated by the Board of Directors of OSFS for the 2000 Annual Meeting of Shareholders of OSFS may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

         Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED RETURN ENVELOPE.

                                              By Order of the Board of Directors



Bridgeport, Ohio                              Jon W. Letzkus, President
March 12, 1999

                                 REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       OHIO STATE FINANCIAL SERVICES, INC.

     OHIO STATE FINANCIAL SERVICES, INC. 1999 ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 21, 1999

         The undersigned shareholder of Ohio State Financial Services, Inc. ("OSFS") hereby constitutes and appoints Marianne Doyle and Sherri Yarbrough, or either one of them, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of OSFS to be held at the McClure Hotel, 1200 Market Street, Wheeling, West Virginia 26003, on April 21, 1999, at 1:00 p.m. local time (the "Annual Meeting"), all of the shares of OSFS which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy
Statement:

1.       The election of five directors for terms expiring in 2000:

             FOR all nominees                             WITHHOLD authority to
              listed below                               vote for all nominees
         (except as marked to the                             listed below:
            contrary below):

                                John O. Costine
                                Anton M. Godez
                                Jon W. Letzkus
                                William E. Reline
                                Manuel C. Thomas

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

-------------------------------------------------------------------------------

2. The approval of the amendments to the Ohio State Financial Services, Inc. 1998 Stock Option and Incentive Plan to provide for the acceleration of the vesting of options following a change of control of OSFS or Bridgeport Savings and Loan Association and to reduce the vesting period of options from five years to three years..

3. The approval of the amendments to the Bridgeport Savings and Loan Association Recognition and Retention Plan and Trust Agreement to provide for the acceleration of the vesting of awards following a change of control of OSFS or Bridgeport Savings and Loan Association.

4. The ratification of the selection of S. R. Snodgrass, A.C., as the auditors of OSFS for the current fiscal year.

         FOR                       AGAINST                          ABSTAIN

5. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" the nominees and the proposals listed above.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1, 2, 3 and 4.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 1999 Annual Meeting of Shareholders of OSFS and of the accompanying Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


----------------------------                ------------------------------
Signature                                   Signature


----------------------------                ------------------------------
Print or Type Name                          Print or Type Name


Dated: _____________________                Dated: _______________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.